SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2014

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 9, 2014, Endurance Specialty Holdings Ltd. (the “Company”) issued a press release announcing that it has commenced an exchange offer for all of the outstanding common shares of Aspen Insurance Holdings Limited. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It

This Current Report on Form 8-K and the exhibit hereto relate to the offer commenced by the Company to exchange each issued and outstanding common share of Aspen (together with associated preferred share purchase rights) for $49.50 in cash, 0.9197 Company common shares, or a combination of cash and Company common shares, subject to a customary proration mechanism. This Current Report on Form 8-K and the exhibit hereto are for informational purposes only and do not constitute an offer to exchange, or a solicitation of an offer to exchange, Aspen common shares, nor are they a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange to be included in the Registration Statement on Form S-4 (including the Letter of Transmittal and Election and related documents and as amended from time to time, the “Exchange Offer Documents”) that the Company is filing with the SEC. The Company exchange offer will be made only through the Exchange Offer Documents.

This Current Report on Form 8-K and the exhibit hereto are not a substitute for any other relevant documents that the Company may file with the SEC or any other documents which the Company may send to its or Aspen’s shareholders in connection with the proposed transaction. On June 2, 2014, the Company filed with the SEC a preliminary solicitation statement with respect to the solicitation of (i) written requisitions that the board of directors of Aspen convene a special general meeting of Aspen’s shareholders to vote on an increase in the size of Aspen’s board of directors from 12 to 19 directors and (ii) Aspen shareholder support for the proposal of a scheme of arrangement by the Company which will entail the holding of a court-ordered meeting of Aspen shareholders at which Aspen’s shareholders would vote on a scheme of arrangement under Bermuda law pursuant to which the Company would acquire all of Aspen’s outstanding common shares on financial terms no less favorable than those contained in the Company’s acquisition proposal announced on June 2, 2014 (the “Solicitation Statement”).

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND THE SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to the Company at Investor Relations, +1 441 278 0988 (phone), investorrelations@endurance.bm (email).

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about the Company’s directors, executive officers and employees who may be deemed to be participants in the solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Solicitation Statement and the Company’s proxy statement, dated April 9, 2014, for its 2014 annual general meeting of shareholders.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014	ENDURANCE SPECIALTY HOLDINGS LTD.

	By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel and Secretary